UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2015 (November 4, 2015)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue
12th Floor		10171
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On November 4, 2015, thirteen vessel-owning subsidiaries of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”), entered into a Facility Agreement (the “Facility Agreement”), by and among such subsidiaries as borrowers (collectively, the “Borrowers”); Genco Holdings Limited, a newly formed direct subsidiary of Genco of which the Borrowers are direct subsidiaries (“Holdco”); certain funds managed or advised by Hayfin Capital Management, Breakwater Capital Ltd, or their nominee, as lenders; and Hayfin Services LLP, as agent and security agent.  The Borrowers borrowed the maximum available amount of $98.3 million under the facility on November 10, 2015.

Borrowings under the facility are available for working capital purposes.  The facility has a final maturity date of September 30, 2020, and the principal borrowed under the facility will bear interest at LIBOR for an interest period of three months plus a margin of 6.125% per annum.  The facility has no fixed amortization payments for the first two years and fixed amortization payments of $2.5 million per quarter thereafter.  To the extent the value of the collateral under the facility is 182% or less of the loan amount outstanding, the Borrowers are to prepay the loan from earnings received from operation of the thirteen collateral vessels after deduction of the following amounts:  costs, fees, expenses, interest, and fixed principal repayments under the facility; operating expenses relating to the thirteen vessels; and the Borrowers’ pro rata share of general and administrative expenses based on the number of vessels they own.

The Facility Agreement requires the Borrowers and, in certain cases, Genco and Holdco to comply with a number of covenants substantially similar to those in the other credit facilities of Genco and its subsidiaries, including financial covenants related to maximum leverage, minimum consolidated net worth, minimum liquidity, and dividends; collateral maintenance requirements; and other customary covenants.  The Facility Agreement includes usual and customary events of default and remedies for facilities of this nature.

Borrowings under the facility are secured by first priority mortgage on the vessels owned by the Borrowers, namely the Genco Constantine, the Genco Augustus, the Genco London, the Genco Titus, the Genco Tiberius, the Genco Hadrian,  the Genco Knight, the Genco Beauty,  the Genco Vigour, the Genco Predator, the Genco Cavalier, the Genco Champion, and the Genco Charger, and related collateral.  Pursuant to the Facility Agreement and a separate Guarantee executed by Genco, Genco and Holdco are acting as guarantors of the obligations of the Borrowers and each other under the Facility Agreement and its related documentation.

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: November 10, 2015

/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer